EXHIBIT 24.1
                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of NationsBank Corporation on Form S-8 relating to the issuance of up to 300,000 shares of the Common Stock of NationsBank Corporation pursuant to the NationsBank Corporation Directors' Stock Plan and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
                                         NATIONSBANK CORPORATION


                                         By:      /s/ Hugh L. McColl, Jr.
                                                  Hugh L. McColl, Jr.
                                                  Chairman of the Board and
                                                    Chief Executive Officer

                                         Dated:  April 24, 1996



         Signature                              Title                         Date


/s/ Hugh L. McColl, Jr.             Chairman of the Board, Chief       April 24, 1996
- ---------------------------         Executive Officer and Director
Hugh L. McColl, Jr.                 (Principal Executive Officer)


/s/ James H. Hance, Jr.             Vice Chairman and                  April 24, 1996
- ---------------------------         Chief Financial Officer
James H. Hance, Jr.                 (Principal Financial Officer)


/s/ Marc D. Oken                    Executive Vice President and       April 24, 1996
- ---------------------------         Chief Accounting Officer
Marc D. Oken                        (Principal Accounting Officer)


/s/ Ronald W. Allen                 Director                            April 24, 1996
- ---------------------------
Ronald W. Allen


/s/ William M. Barnhardt            Director                           April 24, 1996
- ---------------------------
William M. Barnhardt


/s/ Thomas E. Capps                 Director                           April 24, 1996
- --------------------------
Thomas E. Capps


/s/ Charles W. Coker                Director                            April 24, 1996
- ---------------------------
Charles W. Coker


/s/ Thomas G. Cousins               Director                           April 24, 1996
- ---------------------------
Thomas G. Cousins


/s/ Alan T. Dickson                 Director                            April 24, 1996
- ---------------------------
Alan T. Dickson


/s/ W. Frank Dowd, Jr.              Director                           April 24, 1996
- ---------------------------
W. Frank Dowd, Jr.

                                       2


/s/ Paul Fulton                     Director                           April 24, 1996
- ---------------------------
Paul Fulton


/s/ Timothy L. Guzzle               Director                           April 24, 1996
- ---------------------------
Timothy L. Guzzle


/s/ W. W. Johnson                   Director                           April 24, 1996
- ---------------------------
W. W. Johnson


/s/ John J. Murphy                  Director                           April 24, 1996
- ---------------------------
John J. Murphy


/s/ John C. Slane                   Director                           April 24, 1996
- ---------------------------
John C. Slane


/s/ John W. Snow                    Director                           April 24, 1996
- ---------------------------
John W. Snow


/s/ Meredith R. Spangler            Director                           April 24, 1996
- ---------------------------
Meredith R. Spangler


/s/ Robert H. Spilman               Director                           April 24, 1996
- ---------------------------
Robert H. Spilman


/s/ Ronald Townsend                 Director                            April 24, 1996
- ---------------------------
Ronald Townsend


/s/ E. Craig Wall, Jr.              Director                            April 24, 1996
- ---------------------------
E. Craig Wall, Jr.


/s/ Jackie M. Ward                  Director                            April 24, 1996
- ----------------------------
Jackie M. Ward


/s/ Virgil R. Williams              Director                            April 24, 1996
- ----------------------------
Virgil R. Williams


PREAMBLES AND RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
NATIONSBANK CORPORATION AT ITS MEETING ON MARCH 12, 1996 WITH
RESPECT TO DIRECTOR COMPENSATION


         WHEREAS, this Corporation currently provides its nonemployee directors with compensation in the form of an annual retainer fee, certain meetings fees and retirement benefits under the NationsBank Corporation Directors' Retirement Plan (the "Directors' Retirement Plan"), all of which benefits are payable in the form of cash; and

         WHEREAS, nonemployee directors of this Corporation currently have the right to defer their annual retainer and meetings fees through participation in the NationsBank Corporation Director Deferral Plan (the "Director Deferral Plan"); and

         WHEREAS, in order to further align the interest of the directors of this Corporation with the shareholders of this Corporation, it is advisable and in the best interest of this Corporation (i) to establish the "NationsBank Corporation Direc-tors' Stock Plan" (the "Directors' Stock Plan") for this Corporation in the form attached hereto as Exhibit A, subject to the approval of the shareholders of this Corporation at the 1996 annual meeting, pursuant to which 40% of each year's annual retainer fee for nonemployee directors will be paid in the form of Common Stock of this Corporation ("Common Stock"), and (ii) subject to shareholder approval of the Directors' Stock Plan, (a) to terminate for active nonemployee directors of this Corporation their participation in the Directors' Retirement Plan by paying the present value of benefits previously accrued under such Plan as of April 24, 1996 in the form of a cash payment equal to 50% of such present value and a payment in the form of shares of Common Stock equal in value to 50% of such present value in accordance with the terms of the Directors' Stock Plan, all in accordance with an amendment to the Directors' Retirement Plan in the form attached hereto as Exhibit B, (b) to increase the annual retainer fee for nonemployee directors of this Corporation effective at the 1996 annual meeting of directors from $36,000 per year to $60,000 per year, and (c) to amend and restate the Director Deferral Plan to accommodate the deferral of the stock portion of the annual retainer fee in the form of "stock units" to be credited to a bookkeeping account under the Director Deferral Plan and to permit "partial deferrals" by directors of the stock and cash components of their annual compensation, all pursuant to the terms of an amended and restated Director Deferral Plan in the form attached hereto as Exhibit C;

         NOW, THEREFORE, BE IT RESOLVED, that the Directors' Stock Plan attached hereto as Exhibit A and hereby made a part hereof, be, and the same hereby is, authorized, approved and adopted subject to the approval of the shareholders of this Corporation at the 1996 annual meeting of shareholders; and

         FURTHER RESOLVED, that this Corporation hereby reserves, sets aside, and authorizes 300,000 shares of its authorized but unissued shares of Common Stock to be issued in accordance with the terms and conditions of the Directors' Stock Plan; and

         FURTHER RESOLVED, that this Board of Directors does hereby recommend and propose the ratification, adoption and approval of the Directors' Stock Plan by the shareholders of the Corporation and does hereby direct that a proposal for the ratification, adoption and approval of the Directors' Stock Plan be prepared by the proper officers of the Corporation and presented to the shareholders of the Corporation at the 1996 annual meeting of shareholders; and

         FURTHER RESOLVED, subject to the approval of the Directors' Stock Plan by the shareholders of this Corporation, that the appropriate officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, and any subsequent registration statements on Form S-8 relating to the Directors' Stock Plan, under the Securities Act of 1933, as amended (collectively, the "Registration Statements"), for the registration of up to 300,000 shares of Common Stock for issuance pursuant to the terms of the Directors' Stock Plan with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the filing thereof, and to prepare, execute and cause to be filed any amendments to such Registration Statements (including, without limitation, post-effective amendments), together with all documents required as exhibits to such Registration Statements or any amendments or supplements thereto, and all certificates, letters, instruments, applications and any other documents which may be required to be filed with the Commission with respect to the registration of the shares of Common Stock issuable pursuant to the terms of the Directors' Stock Plan and to take any and all action with respect to any of the foregoing as they, in their discretion, shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof; and

         FURTHER RESOLVED, that Paul J. Polking, Esq. be, and he hereby is, designated and appointed as the agent for service in all matters relating to the Registration Statements; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take, or cause to be taken, any and all action necessary to effect the listing of the shares of Common Stock issuable pursuant to the Directors' Stock Plan on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"), including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE and the PSE, the payment by the Corporation of all required filing or application fees to the NYSE and the PSE and the appearance of any such officer (if requested) before officials of the NYSE and the PSE; and

         FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the shares of Common Stock issuable pursuant to the terms of the Directors' Stock Plan be qualified or registered for sale in various states; that the appropriate officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of such shares as said officers may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents to and appointments of attorneys for the purpose of receiving and accepting service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to take all action, to execute, deliver and file all instruments and documents, to enter into all agreements and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name and on behalf of the Corporation and under its seal or otherwise, as they or any of them may deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions; and

         FURTHER RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects; and

         FURTHER RESOLVED, subject to the approval by the shareholders of this Corporation of the Directors' Stock Plan, that the amendment to the Directors' Retirement Plan attached hereto as Exhibit B and hereby made a part hereof, be, and the same hereby is, authorized, approved and adopted; and

         FURTHER RESOLVED, subject to the approval by the shareholders of this Corporation of the Directors' Stock Plan, the annual retainer fee for nonemployee directors of this Corporation be, and the same hereby is, increased from $36,000 per annum to $60,000 per annum, payable as set forth in the Directors' Stock Plan, effective with the 1996 annual meeting of directors; and

         FURTHER RESOLVED, subject to the approval of the shareholders of the Directors' Stock Plan, the amended and restated Director Deferral Plan attached hereto as Exhibit C and hereby made a part hereof, be, and the same hereby is, authorized, approved and adopted; and

         FURTHER RESOLVED, that the proper officers of this Corporation be, and they hereby are, authorized and directed to execute on behalf of the Corporation the documents attached hereto as Exhibits A, B, and C, respectively, and to do any and all other acts or things as may be necessary and appropriate in order to carry out the full intent and purpose of the foregoing resolutions.

                            CERTIFICATE OF SECRETARY


                  I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held March 12, 1996, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

                  IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 15th day of April, 1996.



(CORPORATE SEAL)



                                                /s/ Allison L. Gilliam
                                                Assistant Secretary